                                                                   EXHIBIT 10.21
                                MERGER AGREEMENT

     This Merger Agreement (the "Agreement") is entered into as of this the 9th day of April, 1998 by and among MASTER GRAPHICS, INC., a Tennessee corporation (the "Buyer") and MASTER ACQUISITIONSUB, INC., a Tennessee corporation and a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary") on the one hand, and MCQUIDDY PRINTING COMPANY, a Tennessee corporation (the "Company"), DAVID L. MCQUIDDY, JR., a resident of the State of Tennessee and DAVID L. MCQUIDDY III, a resident of the State of Tennessee, individually and not in his capacity as the trustee of the Company's 401(k) and Employee Stock Ownership Plan (collectively the "Shareholders") on the other hand. The Buyer, the Transitory Subsidiary, the Company, and the Shareholders are referred to collectively herein as the "Parties."


                                    RECITALS

     This Agreement contemplates a transaction in which the Buyer will acquire all of the outstanding capital stock of the Company for cash and a promissory note through a reverse subsidiary merger of the Transitory Subsidiary with and into the Company.

                                   AGREEMENT

     Now, therefore, in consideration of the premises and the mutual promises herein made, the representations, warranties, and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:
                       ---------

     "Applicable Contract"--any Contract in existence as of the Effective Time
      -------------------
(a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "Articles of Merger" -- as defined in Section 2.3.
      ------------------

     "Balance Sheet"--as defined in Section 3.4.
      -------------

     "Breach"--a "Breach" of a representation, warranty, covenant, obligation,
      ------
or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any material claim (by any Person) or other occurrence or circumstance that is or was materially inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such material inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Buyer"--as defined in the preface of this Agreement.
      -----

     "Buyer Note"--as defined in Section 2.4(e).
      ----------

     "Closing"--as defined in Section 2.2.
      -------

     "Code"--the Internal Revenue Code of 1986 or any successor law, and
      ----
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "Company"--as defined in the preface of this Agreement.
      -------

     "Company Share" -- any share of the common stock, $10.00 par value per
      -------------
share, of the Company.

     "Company Shareholder" -- any Person who or which holds any Company Shares.
      -------------------

     "Consent"--any approval, consent, ratification, waiver, or other
      -------
authorization (including any Governmental Authorization).

     "Contract"--any agreement, contract, obligation, promise, or undertaking
      --------
(other than this Agreement and the Exhibits and Schedules hereto) to which the Company is a party (whether written or oral and whether express or implied) that is legally binding which involves consideration in excess of $10,000.

     "Damages"--as defined in Section 10.2.
      -------

     "Disclosure Schedule" -- as defined in Section 3.
      -------------------

     "Dissenting Share" means any Company Share which any shareholders who or
      ----------------
which have exercised his or its dissenters rights under the Tennessee Business Corporation Act holds of record.

     "Effective Time" -- as defined in Section 2.4.
      --------------

     "Encumbrance"--any charge, claim, condition, equitable interest, lien,
      -----------
option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment"--soil, land surface or subsurface strata, surface waters
      -----------
(including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities"--any cost, damages,
      ---------------------------------------------
expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA").

     "Environmental Law"--any Legal Requirement that requires or relates to:
      -----------------

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA"--the Employee Retirement Income Security Act of 1974 or any
      -----
successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Facilities"--any real property, leaseholds, or other interests currently
      ----------
or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

     "GAAP"--generally accepted accounting principles, applied on a basis
      ----
consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

     "Governmental Authorization"--any approval, consent, license, permit,
      --------------------------
waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body"--any:
      -----------------

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

which exercises competent jurisdiction over the applicable party.

     "Hazardous Activity"--the distribution, generation, handling, importing,
      ------------------
management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

     "Hazardous Materials"--any waste or other substance that is listed,
      -------------------
defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "Intellectual Property Assets" --as defined in Section 3.22.
      ----------------------------

     "IRS"--the United States Internal Revenue Service or any successor agency,
      ---
and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge"--an individual will be deemed to have "Knowledge" of a
      ---------
particular fact or other matter if:

(a) such individual is actually aware of such fact or other matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter without the necessity of conducting an investigation concerning the existence of such fact or other matter.

(c) anything in this Agreement (or any document instrument, Schedule, Exhibit or similar item) to the contrary notwithstanding, no Knowledge of David L. McQuiddy III shall, can or may be imputed in any manner to David L. McQuiddy, Jr.; and likewise, no Knowledge of David L. McQuiddy, Jr. shall, can or may be imputed in any manner to David L. McQuiddy III.

     "Legal Requirement"--any federal, state, local, municipal, foreign,
      -----------------
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Merger" -- as defined in Section 2.1.
      ------

     "Merger Consideration" -- as defined in Section 2.4(e).
      --------------------

     "Occupational Safety and Health Law"--any Legal Requirement designed to
      ----------------------------------
provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order"--any final, non-applicable award, decision, injunction, judgment,
      -----
order, ruling, subpoena, or verdict entered, issued, made, or rendered by any competent court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business"--an action taken by a Person will be deemed
      ---------------------------
to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents"--(a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Person"--any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan"--as defined in Section 3.13.
      ----

     "Premier"--as defined in Section 4.1.
      -------

     "Proceeding"--any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Related Person"--with respect to a particular individual:
      --------------

     (a) each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person.

     "Release"--any spilling, leaking, emitting, discharging, depositing,
      -------
escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Representative"--with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Requisite Shareholder Approval" -- the affirmative vote of the holders of
      ------------------------------
a majority of the Company Shares in favor of this Agreement and the Merger.

     "Securities Act"--the Securities Act of 1933 or any successor law, and
      --------------
regulations and rules issued pursuant to that Act or any successor law.

     "Special Meeting" -- as defined in Section 5.9.
      ---------------

     "Subsidiary"--with respect to any Person (the "Owner"), any corporation or
      ----------
other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Surviving Corporation" -- as defined in Section 2.1.
      ---------------------

     "Tax"-- any federal, state, local or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "Tax Return"--any return (including any information return), report,
      ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release"--a substantial likelihood of a Release that may require
      -----------------
action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened"--a claim, Proceeding, dispute, action, or other matter will be
      ----------
deemed to have been "Threatened" if any actual demand or statement has been made (orally or in writing) or any actual notice has been given (orally or in writing), or if any other actual event has occurred or any other circumstances exist (in conformity with the definition of "Knowledge"), that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Transitory Subsidiary" -- as defined in the preface.
      ---------------------

2. BASIC TRANSACTION

2.1 THE MERGER

     On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Company (the "Merger") at the
                                                                 ------
Effective Time.  The Company shall be the corporation surviving the Merger (the
"Surviving Corporation").    The Transitory Subsidiary shall enter into the
 ---------------------
Agreement and Plan of Merger (the "Agreement and Plan of Merger") in substantially the form attached hereto as Exhibit 2.1 upon adoption of the Agreement and Plan of Merger by the Board of Directors of the Transitory Subsidiary and the satisfaction or waiver of the conditions precedent to the Transitory Subsidiary's obligations set forth in this Agreement. The Company shall enter into the Agreement and Plan of Merger upon adoption of the Agreement and Plan of Merger by the Board of Directors of the Company, approval of this Agreement and the Merger by the Requisite Shareholder Approval, and the satisfaction or waiver of the conditions precedent to the Company's obligation set forth in this Agreement.

2.2  THE CLOSING.

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker, Donelson, Bearman &
--------
Caldwell, 1700 Nashville City Center, 511 Union Street, Nashville, Tennessee 37219, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Effective Time").
                                                            --------------

2.3  ACTIONS AT THE CLOSING.

     At the Closing, (i) the Company and the Shareholders, as applicable, shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments, and documents referred to in Section 7.4 below, (ii) the Buyer and the Transitory Subsidiary, as applicable, shall deliver to the Company the various certificates, instruments, and documents referred to in Section 8.4 below, (iii) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Tennessee Articles of Merger in substantially the form attached hereto as Exhibit 2.3 (the "Articles of Merger"), and (iv) the
                                              ------------------
Buyer shall pay the Merger Consideration to the Company Shareholders and other amounts to be paid pursuant to Section 8.4.

2.4  EFFECT OF THE MERGER

     (a)  General.  The Merger shall become effective at the time (the
          -------
"Effective Time") the Company and the Transitory Subsidiary file the Articles of
---------------
Merger with the Secretary of State of the State of Tennessee. The Merger shall have the effect set forth in the Tennessee Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

     (b)  Charter.  The Charter of the Surviving Corporation shall be amended
          -------
and restated at and as of the Effective Time to read as did the Charter of the Transitory Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

     (c)  Bylaws.  The Bylaws of the Surviving Corporation shall be amended and
          ------
restated at and as of the Effective Time to read as did the Bylaws of the Transitory Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

     (d)  Directors and Officers.  The directors and officers of the Transitory
          ----------------------
Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

     (e)  Conversion of Company Shares.  At and as of the Effective Time, (A)
          ----------------------------
each Company Share (other than any Dissenting Share) shall be converted into the right to receive an amount (the "Merger Consideration") equal to $175.00 in cash (without interest); provided however, that David L. McQuiddy, Jr. has agreed to accept an interest bearing promissory note (the "Buyer Note") in the aggregate principal amount of One Million Five Hundred Two Thousand Nine Hundred Forty-eight Dollars ($1,502,948.00) in lieu of a portion of the cash consideration which would otherwise be payable to him, and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Tennessee Business Corporation Act; provided, however, that the Merger Consideration shall be
                 -----------------
subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. At the Effective Time, the Buyer shall pay to the holder of each Dissenting Share an amount equal to $175.00 per share, which the Buyer and the Company have determined is the "fair value" of a Company Share. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.4(e) after the Effective Time. The Buyer Note shall be in substantially the form attached hereto as Exhibit 2.4(e)(1) and shall be personally guaranteed by John P. Miller pursuant to a guaranty agreement in the form of Exhibit 2.4(e)(2).

     (f)  Conversion of Capital Stock of the Transitory Subsidiary.  At and as
          --------------------------------------------------------
of the Effective Time, each share of Common Stock, $.01 par value per share, of the Transitory Subsidiary shall be converted into one share of Common Stock, $10.00 par value per share, of the Surviving Corporation.

     (g)  Procedure for Payment.  Immediately after the Effective Time, the
          ---------------------
Buyer will cause the Surviving Corporation to make full payment of the Merger Consideration to the record holders of all of the issued and outstanding Company Shares (other than any Dissenting Shares) upon the tendering of such Company Shares for payment. No interest will accrue or be paid to the holder of any outstanding Company Shares (other than any interest on the Buyer Note in accordance with its terms). At the Effective Time, the Buyer shall pay to the holder of each Dissenting Share an amount equal to $175.00 per share, which the Buyer and the Company have determined is the "fair value" of a Company Share.


     (h)  Closing of Transfer Records.  After the close of business on the
          ---------------------------
Effective Time, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.

     The Company and the Shareholders represent and warrant to the Buyer and the Transitory Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this
Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"); provided,
                                             -------------------    --------
however, that any reference to the Knowledge of the Shareholders or words of
-------
similar import shall mean the Knowledge of each Shareholder severally and not jointly. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
Section 3.

3.1 ORGANIZATION AND GOOD STANDING

     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its material obligations under Applicable Contracts.
The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) The Company has delivered to the Buyer copies of the Organizational Documents of the Company, as currently in effect.

3.2 AUTHORITY; NO CONFLICT

     (a) The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Company cannot consummate the
                       --------  -------
Merger unless and until it receives the Requisite Shareholder Approval.   This
Agreement constitutes the legal, valid, and binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. Upon the execution and delivery by Shareholders of the documents listed in Sections 7.4(d), 7.4(e), 7.4(f), and 7.4(g), such documents will constitute the legal, valid, and binding obligations of the Shareholders who are a party thereto, enforceable against such Shareholders in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. The Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the documents listed in Sections 7.4(d), 7.4(e), 7.4(f), and 7.4(g) and to perform his obligations under this Agreement and such other documents.

     (b) Except as set forth in Section 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement by the Company or the Shareholders will, directly or indirectly (with or without notice or lapse of time):

     (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

     (ii) to the Shareholders' Knowledge, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or the Shareholders, or any of the assets owned or used by the Company, may be subject;

     (iii) to the Shareholders' Knowledge, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

     (iv) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

        (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

        (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

To the Shareholders' Knowledge, except as set forth in Section 3.2 of the Disclosure Schedule, neither the Shareholders nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement, with the exception of obtaining the Requisite Shareholders Approval and allowing the participants of the Company's 401(k) and Employee Stock Ownership Plan (the "ESOP") to direct or advise David L. McQuiddy III, as trustee of the ESOP, regarding the vote of Company Shares owned by the ESOP.

3.3 CAPITALIZATION

        The authorized equity securities of the Company consist of 100,000 shares of common stock, par value $10.00 per share, of which 33,923 shares are issued and outstanding. The Shareholders and the David L. McQuiddy, Jr. Charitable Remainder Trust are and will be on the Effective Time the record and beneficial owners and holders of the 19,010 shares of common stock, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth in Section 3.3 of the Disclosure Schedule, the Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. With the exception of rights of participants in the ESOP, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

3.4 FINANCIAL STATEMENTS

        The Shareholders have previously delivered to the Buyer the audited financial statements for the Company for the years ending June 30, 1996 and 1997, and the unaudited balance sheet and income statement of the Company as of December 31, 1997 (the December 31, 1997 unaudited balance sheet shall hereinafter be referred to as the "Balance Sheet"). Such unaudited financial statements and notes fairly present the financial position and the results of operations, changes in stockholders' equity, and cash flow of the Company at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. To the Shareholders' Knowledge, no financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company. For periods of time after December 31, 1997, the financial statements of the Company will include the income, assets and liabilities formerly belonging to Digital Spectrum, LLC.

3.5 BOOKS AND RECORDS

        Except as set forth in Section 3.5 of the Disclosure Schedule, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Except as set forth in Section 3.5 of the Disclosure Schedule, the minute books of the Company contain accurate and complete records of all formal meetings held of, and material corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no formal meeting of any such stockholders, Board of

Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.6 TITLE TO PROPERTIES; ENCUMBRANCES

        Section 3.6 of the Disclosure Schedule, the financial statements and/or the tax return schedules contain a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned, leased or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Section 3.6 of the Disclosure Schedule and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business). All of the properties, leasehold interests and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property and short-term investments acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice) are listed in Section 3.6 of the Disclosure Schedule. All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet, as securing specified liabilities or obligations, with respect to which no material default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no material default (or event that, with notice or lapse of time or both, would constitute a material default) exists, (c) liens for current taxes not yet due and payable, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the existing use of the property subject thereto, or materially impairs the operations of the Company, (ii) zoning laws and other land use restrictions that do not materially impair the present use of the property subject thereto and
(iii) items reflected in and/or excepted in the title commitment obtained for the real property. To the Shareholders' Knowledge, all buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person, except as may be reflected in any title commitment obtained for the real property in connection with this transaction.



3.7 CONDITION AND SUFFICIENCY OF ASSETS

        To the Shareholders' Knowledge, except as disclosed in Section 3.7 of the Disclosure Schedule, the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

3.8 ACCOUNTS RECEIVABLE

        All accounts receivable of the Company that are reflected on the Balance Sheet (the "Accounts Receivable") or on the accounting records of the Company as of the Effective Time were incurred in the Ordinary Course of Business for bona fide sales. Unless paid prior to the Effective Time, to the Shareholders' Knowledge, the Accounts Receivable are or will be as of the Effective Time collectible in accordance with the Company's historical collection percentage and practices. To the Shareholders' Knowledge, there is no contest, claim, or right of set-off, other than returns in the

Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Section 3.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.

3.9 INVENTORY

        To the Shareholders' Knowledge, all inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been (or will be in the adjusting journal entries of the annual audit performed by the Company) written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Company as of the Effective Time, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis consistent with the Company's past business practices. To the Shareholders' Knowledge, the quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

3.10 NO UNDISCLOSED LIABILITIES

        Except as set forth in Section 3.10 of the Disclosure Schedule, to the Shareholders' Knowledge, the Company has no material liabilities or material obligations of any nature except for (i) liabilities or obligations reflected or reserved against in the Balance Sheet and (ii) any other liabilities incurred in the Ordinary Course of Business since December 31, 1997 (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

3.11 TAXES

        (a) The Company has filed or caused to be filed (on a timely basis since January 1, 1994) all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Shareholders have delivered or made available to the Buyer copies of, and Section 3.11 of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since January 1, 1994. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or pursuant to any assessment received by the Shareholders or the Company, except such Taxes, if any, as are listed in Section
3.11 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

        (b) Section 3.11 of the Disclosure Schedule contains a complete and accurate list of all audits for periods after December 31, 1994 of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Section 3.11 of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Section 3.11 of the Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since 1994, and the resulting deficiencies proposed by the IRS. Except as described in Section 3.11 of the Disclosure Schedule, neither the Shareholders nor the Company have given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

        (c) To the Shareholders' Knowledge, the charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Section 3.11 of the Disclosure Schedule. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete.

        (d) There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

3.12 NO MATERIAL ADVERSE CHANGE

        Except as set forth in Section 3.12 of the Disclosure Schedule, since the date of the Balance Sheet, to the Shareholders' Knowledge, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and to the Shareholders' Knowledge, no event has occurred or circumstance exists that may result in such a material adverse change.

3.13 EMPLOYEE BENEFITS

(a) Section 3.13 of the Disclosure Schedule sets forth a true and complete list of all employment contracts, collective bargaining or other labor agreements, pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, retainer, consultant, bonus, group insurance, incentive, welfare or any other contracts, plans or arrangements providing for employee compensation or benefits (the "Plans"), and all trust agreements relating thereto, to which the Company is a party or to which the Company contributes or by which it is bound. Copies of each of the foregoing have been made available to Buyer. The only Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified in Section 3.13 of the Disclosure Schedule, and are hereinafter referred to as the "Pension Plans." No Plan constitutes a "multi employer plan" as defined in Section 4001(a)(3) of ERISA.

        (b) The ESOP is qualified under Section 401(a) of the Code and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Copies of all Internal Revenue Service determination letters and audit reports relating to such Plan have been made available to the Buyer.

        (c) Each Plan has been maintained in substantial compliance with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, that are applicable to such
Plans.   No Plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" as such term is defined in Section 4975 of the Code, which could subject such Plans or any of them, any such trust, or any such trustee or administrator thereof, or any party dealing with such employee benefit plans or any such trust, to any tax or penalty on prohibited transactions imposed by such Section 4975.

        (d) All contributions and payments accrued under each Plan, determined in accordance with prior funding and accrual practices as adjusted to the extent required to include proportional contribution and payment accruals for the period from the last funding date to the Effective Time, will be discharged and paid on or prior to the Effective Time except to the extent that any such amount is recorded as a liability on the Balance Sheet. Except as set forth in Section
3.13 of the Disclosure Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under any Plan that would increase materially the expense of maintaining such Plan above the level of expense incurred in respect thereof for the preceding fiscal year.

        (e) Notwithstanding anything to the contrary contained in this Agreement, no representation or warranty of the Shareholders or the Company shall be breached or deemed to be breached in the event any Governmental Body determines that the pass through of "dissenters rights" under Tennessee law to any ESOP participants who perfect their dissenters rights in accordance with Tennessee Law constitutes a non-exempt "prohibited transaction" under ERISA.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

        (a) Except as set forth in Section 3.14 of the Disclosure Schedule, to the Shareholders' Knowledge:

        (i) the Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except where the failure to be in compliance with any such Legal Requirements will not have a material adverse effect on the Company;

        (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature; and

        (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

        (b) Section 3.14 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Section 3.14 of the Disclosure Schedule is valid and in full force and effect except where the failure to have such Governmental Authorization in full force and effect would not have a material adverse effect on the Company. Except as set forth in Section 3.14 of the Disclosure Schedule:

        (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Schedule except where the failure to have such Governmental Authorization in full force and effect would not have a material adverse effect on the Company;

        (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Section 3.14 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section
        3.14 of the Disclosure Schedule;

        (iii) the Company has not received, at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of or material failure to comply with any material term or requirement of any Governmental Authorization which has not been cured or remedied to the satisfaction of the Governmental Body or Person, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization which has not been withdrawn, resolved or cured; and

        (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
        Section 3.14 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies except where the failure to renew or timely file such applications would not have a material adverse effect on the Company.

        To the Shareholders' Knowledge, the Governmental Authorizations listed in Section 3.14 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

3.15 LEGAL PROCEEDINGS; ORDERS

        (a) Except as set forth in Section 3.15 of the Disclosure Schedule, to the Knowledge of the Shareholders there is no pending Proceeding:

        (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

        (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

To the Knowledge of the Shareholders, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. To the Shareholders' Knowledge, the Proceedings listed in Section 3.15 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

        (b) Except as set forth in Section 3.15 of the Disclosure Schedule, to the Knowledge of the Shareholders:

        (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

        (ii) to the Knowledge of the Shareholders, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

        (c) Except as set forth in Section 3.15 of the Disclosure Schedule, to the Knowledge of the Shareholders:

        (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

        (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a material violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

        (iii) the Company has not received at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or failure to comply with, any material term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

        Except as set forth in Section 3.16 of the Disclosure Schedule, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

        (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

        (b)  amendment to the Organizational Documents of the Company;

        (c) payment or increase by the Company (except in the Ordinary Course of Business, including the disposition of the shareholders' receivable balance which shall occur on or before the Effective Time) of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee; provided, however, that the Company shall allow David L. McQuiddy, Jr. to remove his split dollar life insurance, have the Company waive any obligation or David L. McQuiddy, Jr. to the Company with respect to the split dollar insurance, and otherwise end the split dollar insurance plans with no further obligation to the Company;

        (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

        (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

        (f)  entry into, termination of, or receipt of notice of termination of
(i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000;

        (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

        (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000;

        (i)  material change in the accounting methods used by the Company; or

        (j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17 CONTRACTS; NO DEFAULTS

        (a) Section 3.17(a) of the Disclosure Schedule contains a complete and accurate list, and the Shareholders have made available to the Buyer true and complete copies, of:

        (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000 which were not purchase orders received in the Ordinary Course of Business;

        (ii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

        (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

        (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets that is used in and is material to the business of the Company;

        (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

        (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

        (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

        (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods in excess of $10,000.00;

        (ix) each power of attorney that is currently effective and outstanding;

        (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

        (xi) each Applicable Contract for capital expenditures in excess of $10,000;

        (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

        (xiii) each amendment, supplement, and modification whether oral or written in respect of any of the foregoing.

        (b) To the Shareholders' Knowledge, except as set forth in Section 3.17(b) of the Disclosure Schedule:

        (i) Neither the Shareholders nor any Related Person of the Shareholders has or may acquire any rights under, and neither the Shareholders nor any Related Person of the Shareholders have or may become subject to any obligation or liability under, any Contract (other than this Agreement) that relates to the business of, or any of the assets owned or used by, the Company; and

        (ii) No officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

        (c) Except as set forth in Section 3.17(c) of the Disclosure Schedule, to the Knowledge of the Shareholders, each Contract identified or required to be identified in Section 3.17(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditor's rights or by the principles governing the availability of equitable remedies.

        (d) Except as set forth in Section 3.17(d) of the Disclosure Schedule to the Knowledge of the Shareholders:

        (i) the Company is, and at all times has been, in material compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound, except where the failure to comply does not have a material adverse effect on the business, assets or prospects of the Company;

        (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times has been, in material compliance with all applicable terms and requirements of such Contract except where the failure to comply does not have a material adverse effect on the business, assets or prospects of the Company;

        (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract for amounts in excess of $10,000; and

        (iv) the Company has not given to or received from any other Person at any time any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential material violation or breach of, or default under, any Contract.

        (e) To the Knowledge of the Shareholders, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of the Shareholders, no such Person has made written demand for such renegotiation.

        (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18 INSURANCE

        (a) The Shareholders have made available to the Buyer as part of its due diligence:

        (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement; and

        (ii) true and complete copies of all pending applications for policies of insurance.

        (b)   Section 3.18(b) of the Disclosure Schedule  describes:

        (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

        (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

        (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

        (c) Section 3.18(c) of the Disclosure Schedule sets forth, by year, for the current policy year and each of the three preceding policy years:

        (i)   a summary of the loss experience under each policy;

        (ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

              (A)  the name of the claimant;

              (B) a description of the policy by insurer, type of insurance, and period of coverage; and

              (C)  the amount and a brief description of the claim; and

        (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

        (d)   Except as set forth on Section 3.18(d) of the Disclosure Schedule:

        (i) Neither the Shareholders nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

        (ii) The Company has paid all premiums due, and to the Shareholders' Knowledge, the Company has otherwise performed all of its respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

        (iii) The Company has given notice to the insurer of all material claims that may be insured thereby.

3.19 ENVIRONMENTAL MATTERS

        Except as set forth in Section 3.19 of the Disclosure Schedule:

        (a) To the Knowledge of the Shareholders, the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law other than disclosed on the Phase I audit provided to the Buyer by the Shareholders in connection with this Agreement. To the Knowledge of the Shareholders there is no basis to expect, nor has any other Person for whose conduct the Shareholders are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Shareholders, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received. To the Shareholders' Knowledge, no material adverse change in the environmental conditions of the real estate and improvements has occurred since the date on which the respective reports were made.

        (b) There are no pending or, to the Knowledge of the Shareholders, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Shareholders or the Company have or had an interest.

        (c) The Shareholders have no Knowledge of any basis to expect, nor has the Company or to the Knowledge of the Shareholders, any other Person for whose conduct the Company may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Shareholders or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Shareholders, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (d) To the Knowledge of the Shareholders, neither the Shareholders nor the Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of the Shareholders, with respect to any other properties and assets (whether real, personal, or mixed) in which the Shareholders or the Company (or any predecessor), has or had an interest, or at any property geologically or hydro logically adjoining the Facilities or any such other property or assets.

         (e) To the Knowledge of the Shareholders, except in compliance with all applicable Environmental Laws, there are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon. Neither the Shareholders, the Company, nor any other Person for whose conduct the Company may be held responsible, or to the Knowledge of the Shareholders and the Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Shareholders or the Company has or had an interest except in full compliance with all applicable Environmental Laws. With respect to asbestos or asbestos containing materials, the mere presence of such materials shall not constitute a breach of this Section 3.19 unless the mere presence of the same constitutes noncompliance with applicable Environmental Laws.

         (f) To the Knowledge of the Shareholders and the Company, there has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities in which the Shareholders or the Company has or had an interest in a quantity or manner that violates applicable Environmental Laws.

         (g) The Shareholders have delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Shareholders or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Shareholder, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         (h) The disclosure of any matter in Section 3.19 of the Disclosure Schedule shall not constitute an admission that such matter is a violation of any applicable Environmental Laws.

3.20 EMPLOYEES

         (a) Section 3.20(a) of the Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan.

         (b) To the Knowledge of the Shareholders, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Shareholders or the Company by any such employee or director. To the Shareholders' Knowledge, except for those employees set forth on Section 3.20(b) of the Disclosure Schedule, no director, officer, or other key employee of the Company intends to terminate his or her employment with the Company.

         (c) Section 3.20(a) of the Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21 LABOR RELATIONS; COMPLIANCE

         Since January 1, 1994, the Company has not been nor is currently a party to any collective bargaining or other labor Contract. Since January 1, 1997, there has not been, there is not presently pending or existing, and to the Shareholders' Knowledge, there is not Threatened, (a) any strike, slowdown, picketing, or work stoppage, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or their premises, or (c) any application for certification of a collective bargaining agent. To the Shareholders' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. To Shareholders' Knowledge, the Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To Shareholders' Knowledge, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 INTELLECTUAL PROPERTY

         (a)   The term "Intellectual Property Assets" includes:

         (i) the name McQuiddy Printing, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

         (ii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

         (iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by the Company as licensee or licensor.

         (b) The Company (i) has not made any filing with any governmental agency or taken any other unusual action to obtain or protect its ownership or use of any Intellectual Property Assets, (ii) is not obliged to make future payments principally for its ownership or use of any Intellectual Property Assets, (iii) has not received any notice that its use of any Intellectual Property Assets infringes on the rights of any other person, or (iv) upon the consummation of the transactions contemplated hereunder will not be in violation of any contracts or agreements relating to the use of any Intellectual Property Assets.

3.23 CERTAIN PAYMENTS

         To the Shareholders' Knowledge, since January 1, 1992, neither the Company nor any director, officer, agent, or employee of the Company, or to the Shareholders' Knowledge, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services to obtain favorable treatment in securing business or to pay for favorable treatment for business secured.

3.24 DISCLOSURE

         (a) To the Shareholders' Knowledge, no representation or warranty of the Shareholders in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         (c) Disclosure of or reference to any matter on any exhibit, schedule or attachment to this Agreement shall be deemed to be disclosure of such matter for all purposes of this Agreement.

3.25 RELATIONSHIPS WITH RELATED PERSONS

         To the Shareholders' Knowledge, except as set forth on Section 3.25 of the Disclosure Schedule, neither the Shareholders nor any Related Person of the Shareholders or of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Section 3.25 of the Disclosure Schedule, neither the Shareholders nor to the Knowledge of the Shareholders any Related Person of the Shareholders or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.26 BROKERS OR FINDERS

         Neither the Company nor the Shareholders and his agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.27  GUARANTIES

         Except as set forth in Section 3.27 of the Disclosure Schedule, the Company is not a guarantor and otherwise is not liable for any liability or obligation (including indebtedness) of any other Person.

3.28  POWERS OF ATTORNEY

         There are no outstanding powers of attorney executed by the Company, except as may be contained in financing documents or security agreements listed in Section 3.28 of the Disclosure Schedule.

3.29     INVESTMENT

         David L. McQuiddy, Jr. (i) understands that the Buyer Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering, (ii) is acquiring the Buyer Note solely for his own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has had the opportunity to obtain information about the Buyer as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

         Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

4.1 ORGANIZATION AND GOOD STANDING

         Each of the Buyer, Premier Graphics, Inc., a Delaware corporation ("Premier"), and the Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each of the Buyers, Premier and the Transitory Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

4.2 AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid, and binding obligation of the Buyer and Transitory Subsidiary, enforceable against the Buyer and Transitory Subsidiary in accordance with its terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by principles governing the availability of equitable remedies generally. Upon execution and delivery of the agreements which are attached hereto as Exhibits, each of such agreements will constitute the legal, valid and binding obligation of the Buyer, the Transitory Subsidiary or Premier, as applicable, enforceable against such parties in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by principles governing the availability of equitable remedies generally. Each of the Buyer, the Transitory Subsidiary and Premier has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and each agreement attached hereto to which it is a party and to perform its obligations under this Agreement and the agreements attached hereto as Exhibits.

         (b) Except as set forth in Section 4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary, nor the consummation or performance of any of the transactions contemplated by this Agreement by the Buyer, Premier or the Transitory Subsidiary, will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated by this Agreement pursuant to:

         (i) any provision of the Buyer's, Premier's or the Transitory Subsidiary's Organizational Documents;

         (ii) any resolution adopted by the board of directors or the stockholders of Buyer, Premier or the Transitory Subsidiary;

         (iii) any Legal Requirement or Order to which the Buyer, Premier or the Transitory Subsidiary may be subject; or

         (iv) any Contract to which the Buyer, Premier or the Transitory Subsidiary is a party or by which the Buyer, Premier or the Transitory Subsidiary may be bound.

Except as set forth in Section 4.2 of the Disclosure Schedule, the Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

4.3 CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against the Buyer, Premier or the Transitory Subsidiary and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Buyer's Knowledge, no such Proceeding has been Threatened.

4.4 BROKERS OR FINDERS

         Neither the Buyer, Premier nor the Transitory Subsidiary nor any of their respective officers or agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Company and the Shareholders harmless from any such payment alleged to be due by or through the Buyer, Premier or the Transitory Subsidiary as a result of the action of the Buyer, Premier, the Transitory Subsidiary, or any of their respective officers or agents.

4.5 COMPANY INFORMATION

         The Buyer has requested all information that it believes is material to its decision to consummate the Merger. The Buyer has received from the Shareholders or the Company information responsive to each of its requests. The Buyer has not relied on any representation that is not set forth in the Agreement. As of the date of this Agreement, the Buyer does not have Knowledge of any Breach committed by the Company or the Shareholders of any representation, warranty, covenant of agreement contained in this Agreement.

4.6  FINANCIAL COVENANT

         The Buyer has the financial ability to pay all amounts due under the Buyer Notes as and when such amounts become due and payable. Prior to the Effective Time, the Buyer will provide to David L. McQuiddy, Jr., audited financial statements of the Buyer for the period ended December 31, 1997. The Buyer will continue to provide to David L. McQuiddy, Jr. financial statements on a quarterly basis until such time as all amounts due under the Buyer Note have been paid.

4.7  EMPLOYEE BENEFITS

         From and after the Effective Time, the Buyer and the Surviving Corporation shall be solely responsible for the form and maintenance of the Plans in compliance with Applicable Laws. The Buyer and the Surviving Corporation shall be solely responsible for any act or omission of the Buyer or the Surviving Corporation which occurs after the Effective Time and results in a retroactive disqualification of the ESOP.

5. COVENANTS OF THE COMPANY AND THE SHAREHOLDERS PRIOR TO EFFECTIVE TIME

5.1 ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Effective Time, the Shareholders will, and will cause the Company and its Representatives to, (a) afford the Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish the Buyer and the Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as the Buyer may reasonably request, and (c) furnish the Buyer and the Buyer's Advisors with such additional financial, operating, and other data and information as the Buyer may reasonably request.

5.2 OPERATION OF THE BUSINESS OF THE COMPANY

         Between the date of this Agreement and the Effective Time, the Shareholders will, and will cause the Company to:

         (a) conduct the business of the Company only in the Ordinary Course of Business; provided, however, the Buyer acknowledges that (i) the ESOP may be converted into a 401(k) plan prior to the Effective Time; (ii) the indebtedness of the ESOP may be repaid prior to the Effective Time; and (iii) the payment of fees incurred in connection with this Agreement and the transactions contemplated hereby;

         (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

         (c) confer with the Buyer concerning operational matters of a material nature; and

         (d) otherwise report periodically to the Buyer concerning the status of the business, operations, and finances of the Company.

5.3 NEGATIVE COVENANT

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Effective Time, the Shareholders will not, and will cause the Company not to, without the prior consent of the Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

5.4 REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, the Shareholders will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Effective Time, the Shareholders will, and will cause the Company to, (a) cooperate with the Buyer with respect to all filings that the Buyer elects to make or is required by Legal Requirements (with the exception of obtaining an Individual Prohibited Transaction Exemption from the United States Department of Justice) to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with the Buyer in obtaining all consents identified in Section 4.2 of the Disclosure Schedule.

5.5 NOTIFICATION

         Between the date of this Agreement and the Effective Time, the Shareholders will promptly notify the Buyer in writing if the Shareholders or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company's or the Shareholders' representations and warranties as of the date of this Agreement, or if the

Shareholders or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Shareholders will promptly notify the Buyer of the occurrence of any Breach of any covenant of the Shareholders in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

5.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

         Except as expressly provided in this Agreement, the Shareholders will cause all indebtedness, with the exception of indebtedness related to split dollar life insurance policies, owed to the Company by the Shareholders or any Related Person of the Shareholders to be paid in full prior to Closing.

5.7 NO NEGOTIATION

         Except as required in the exercise of their fiduciary duty as directors of the Company, until such time, if any, as this Agreement is terminated pursuant to Section 9, the Shareholders will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

5.8 BEST EFFORTS

         Between the date of this Agreement and the Effective Time, the Shareholders will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

5.9 SPECIAL SHAREHOLDERS MEETING

         The Company will call a special meeting of its shareholders (the "Special Meeting"), as soon as practicable in order that the shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Tennessee Business Corporation Act. The notice for the Special Meeting shall comply in all respects with Sections 48-17-105 and 48-23-201 of the Tennessee Code Annotated and the Bylaws of the Company and contain
(i) the affirmative recommendation of the board of directors of the Company in favor of the adoption of the Agreement and the approval of the Merger; provided,
                                                                       --------
however, that no director or officer of the Company shall be required to violate
-------
fiduciary duty or other requirement imposed by law in connection therewith; and
(ii) a copy of Sections 48-23-101 through 48-23-302, inclusive, of the Tennessee Code Annotated.

6. COVENANTS OF BUYER PRIOR TO EFFECTIVE TIME

6.1 APPROVALS OF GOVERNMENTAL BODIES

         As promptly as practicable after the date of this Agreement, the Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Effective Time, the Buyer will, and will cause each Related Person to, cooperate with the Shareholders with respect to all filings that the Company is required by Legal Requirements to make in connection with the transactions contemplated by this Agreement, and (ii) cooperate with the Company in obtaining all consents identified in Section 3.2 of the Disclosure Schedule; provided that this Agreement will not require the Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2 BEST EFFORTS

         Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Effective Time, the Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions(any of which may be waived by the Buyer, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS

         (a) All of the Company's and the Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Effective Time as if made on the Effective Time.

7.2 COMPANY AND SHAREHOLDERS PERFORMANCE

         (a) All of the covenants and obligations that either the Company or the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         (b) Each document required to be delivered pursuant to Section 7.4 must have been delivered, and each of the other covenants and obligations in Section
5.1 through Section 5.9, inclusive, must have been performed and complied with in all respects.

7.3 CONSENTS

         Each of the Consents set forth in Section 3.2 of the Disclosure Schedule, must have been obtained and must be in full force and effect.

7.4 DELIVERIES AT CLOSING BY THE COMPANY AND THE SHAREHOLDERS

         The Shareholders or the Company, as applicable, shall execute and deliver to the Buyer prior to or at the Closing:

         (a) certified resolutions of the directors and shareholders of the Company authorizing the execution and delivery of the Agreement, approving the Merger, and authorizing the execution and delivery of all documents and the consummation of all transactions contemplated by this Agreement;

         (b) the Articles of Merger;

         (c) the Agreement and Plan of Merger;

         (d)[intentionally omitted]

         (e) a noncompetition agreement in substantially the form attached hereto as Exhibit 7.4(e), executed by the David L. McQuiddy III;

         (f) employment agreements in substantially the form attached hereto as
Exhibit 7.4(f) executed by the appropriate parties;

         (g) a certificate executed by the Shareholders representing and warranting to the Buyer that each of the Shareholders' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Effective Time as if made on the Effective Time.

         (h) opinions of Harwell Howard Hyne Gabbert & Manner, P.C. and Dodson, Parker & Behm, P.C., dated as of Effective Time, in form and substance mutually agreeable to the Parties and their respective counsel;

         (i) the consulting agreement in substantially the form attached hereto as Exhibit 7.4(i);

         (j) the option agreements in substantially the form attached hereto as
     Exhibit 7.4(j);

         (k) the warrant agreements in substantially the form attached hereto as
     Exhibit 7.4(k)

         (l) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 8.4, (ii) evidencing the accuracy of any of the Company's or the Shareholders' representations and warranties, (iii) evidencing the performance by the Company or the Shareholders of, or the compliance by the Company or the Shareholders with, any covenant or obligation required to be performed or complied with by the Company or the Shareholders, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

7.5 NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced or Threatened against the Buyer, or against any Person affiliated with the Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

7.6 NO PROHIBITION

         Neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Buyer or any Person affiliated with the Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.7  SHAREHOLDER APPROVAL

         This Agreement and the Merger shall have received the Requisite Shareholder Approval.

8.CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SHAREHOLDERS' OBLIGATION TO
CLOSE

         The obligation of the Company and the Shareholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions (any of which may be waived by the Company and the Shareholders, in whole or in part):

8.1 ACCURACY OF REPRESENTATIONS

         All of the Buyer's and the Transitory Subsidiary's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Effective Time as if made on the Effective Time.

8.2 BUYER AND TRANSITORY SUBSIDIARY PERFORMANCE

         (a) All of the covenants and obligations that either the Buyer or the Transitory Subsidiary is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

         (b) Each document required to be delivered pursuant to Section 8.4 must have been delivered, and each of the other covenants and obligations in Section
6.1 and Section 6.2, inclusive, must have been performed and complied with in all respects.

8.3 CONSENTS

         Each of the Consents identified in Section 3.2 of the Disclosure Schedule must have been obtained and must be in full force and effect.

8.4 DELIVERIES AT CLOSING BY THE BUYER AND THE TRANSITORY SUBSIDIARY

         The Buyer, Premier or the Transitory Subsidiary, as applicable, shall execute and deliver to the Company or the Shareholders, as applicable, prior to or at the Closing:

         (a) Four Million Four Hundred Thirty-three Thousand Five Hundred Seventy-seven Dollars ($4,433,577.00) by wire transfer to accounts specified by the Shareholders and in amounts set forth in Schedule 8.4(a);

         (b) the Buyer Note;

         (c) the guaranty of John P. Miller in substantially the form attached hereto as Exhibit 2.4(b);

         (d) a certificate executed by the Buyer to the effect that, except as otherwise stated in such certificate, each of the Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Effective Time as if made on the Effective Time; and

         (e) the Articles of Merger;

         (f) the Agreement and Plan of Merger;

         (g) an opinion of Baker, Donelson, Bearman & Caldwell, dated as of the Effective Time, in form and substance mutually agreeable to the Parties and their respective counsel, which shall include an opinion regarding "prohibited transactions" under ERISA;

         (h) the employment agreements in substantially the form attached hereto as Exhibit 7.4(f);

         (i) the consulting agreement in substantially the form attached hereto as Exhibit 7.4(i)

         (j) the option agreements in substantially the form attached hereto as
Exhibit 7.4(j);

         (k) the warrant agreements in substantially the form attached hereto as
Exhibit 7.4(k);

         (l) the non-competition agreement in substantially the form attached hereto as Exhibit 7.4(e);

         (m) unless paid prior to Closing, wire transfers in the amounts and to the accounts listed on Schedule 8.4(m);

         (n) unless the parties hereto mutually agree to delay entry of the agreements to a later date, stock option agreements in a form mutually agreeable to the parties for that certain number of shares of the Buyer's common stock equal to (a) the dollar amounts reflected on the attached Schedule 8.4(n) divided by (b) the initial public offering price per share of the Buyer's common stock. Such option agreements shall (i) provide for an exercise price per share equal to the initial public offering price pre share of the Buyer's common stock and (ii) with the exception of the $123,000 in fully vested options, shall vest on the schedule of 25% after one year of service, an additional 25% after two years of service and an additional 50% after three years of service. The terms and conditions contained in such stock option agreements shall govern and, to the extent inconsistent herewith, supersede the terms and conditions set forth in this Agreement.

         (o) such other documents as the Company or the Shareholders may reasonably request for the purpose of (i) enabling his counsel to provide the opinion referred to in Section 7.4, (ii) evidencing the accuracy of any representation or warranty of the Buyer or the Transitory Subsidiary, (iii) evidencing the performance by the Buyer or the Transitory Subsidiary of, or the compliance by the Buyer or the Transitory Subsidiary with, any covenant or obligation required to be performed or complied with by the Buyer or the Transitory Subsidiary, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

8.5 NO PROCEEDINGS

         Since the date of this Agreement, with the exception of any exercise of "dissenters' rights" under Tennessee law, there must not have been commenced or Threatened against the Company or the Shareholders, or against any Person affiliated with the Company or the Shareholders, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

         Neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Shareholders or any Person affiliated with the Shareholders to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

9. TERMINATION

9.1 TERMINATION EVENTS

         This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) by either the Buyer or the Company or the Shareholders if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

         (b) (i) by the Buyer if any of the conditions in Section 7 has not been satisfied as of the Effective Time or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Buyer to comply with its obligations under this Agreement) and the Buyer has not waived such condition on or before the Effective Time; or

(ii) by the Company or the Shareholders, if any of the conditions in Section 8 has not been satisfied of the Effective Time or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Shareholders to comply with their obligations under this Agreement) and the Company or the Shareholders have not waived such condition on or before the Effective Time;

         (c) by mutual consent of the Buyer, the Company and the Shareholders.

9.2 EFFECT OF TERMINATION

         Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10. INDEMNIFICATION; REMEDIES

10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         All representations, warranties, covenants, and obligations contained in this Agreement, the certificates delivered pursuant to Section 7.4(g) and
Section 8.4(d) and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such a breach of such representations, warranties, covenants, and obligations will not be affected by any investigation conducted by the Buyer. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SHAREHOLDERS

         The Shareholders will indemnify and hold harmless the Buyer, the Company, the Transitory Subsidiary and their respective affiliates (collectively, the "Indemnified Persons") from, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

         (a) any breach of any representation or warranty made by the Company or the Shareholders in this Agreement, or any other certificate or document delivered by the Company or the Shareholders pursuant to this Agreement;

         (b) any breach of any representation or warranty made by the Company or the Shareholders in this Agreement as if such representation or warranty were made on and as of the Effective Time, other than any such breach that is expressly identified in the certificate delivered pursuant to Section 7.4(g) as having caused the condition specified in Section 7.1 not to be satisfied;

         (c) any breach by the Company or the Shareholders of any covenant or obligation of the Company or the Shareholders in this Agreement; and

         (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either the Shareholders or the Company (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement.

         The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to the Buyer or the other Indemnified Persons.

10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

         The Buyer will indemnify and hold harmless the Shareholders, and will pay to Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with:

         (a) any breach of any representation or warranty made by the Buyer or the Transitory Subsidiary in this Agreement, or any other certificate or document delivered by the Buyer or the Transitory Subsidiary pursuant to this Agreement;

         (b) any breach of any representation or warranty made by the Buyer or the Transitory Subsidiary in this Agreement as if such representation or warranty were made on and as of the Effective Time, other than any such breach that is expressly identified in the certificate delivered pursuant to Section 8.4(d) as having caused the condition specified in Section 8.1 not to be satisfied;

         (c) any breach by the Buyer or the Transitory Subsidiary of any covenant or obligation of the Buyer or the Transitory Subsidiary in this Agreement;

         (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either the Buyer or the Transitory Subsidiary (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement;

         (e) any claim against David L. McQuiddy III acting in his capacity as trustee of the ESOP based on a breach of his fiduciary duty as trustee; provided, however, that no indemnification shall be owed if David L. McQuiddy III intentionally or knowingly breaches his fiduciary duties as trustee.

         The remedies provided in this Section 10.3 will not be exclusive of or limit any other remedies that may be available to the Company or the Shareholders.

10.4 TIME LIMITATIONS

         If the Closing occurs, the Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Effective Time, other than those in Sections 3.3, 3.11, 3.13, and 3.19, unless on or before the second anniversary of the Effective Time the Buyer notifies the Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer. A claim by the Buyer or an Indemnified Person with respect to Section 3.3, 3.11, 3.13, or 3.19, or a claim by the Buyer or an Indemnified Person for indemnification or reimbursement based upon any covenant or obligation to be performed and complied with after the Effective Time, may be made at any time within the applicable statute of limitations period. If the Closing occurs, the Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with by the Buyer prior to the Effective Time, unless on or before second anniversary of the Effective Time the Shareholders notify the Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Shareholders. A claim by the Shareholders for indemnification or reimbursement based upon any covenant or obligation to be performed and complied with by the Buyer after the Effective Time, may be made at any time within the applicable statute of limitations period.

10.5 LIMITATIONS ON INDEMNIFICATION--THE SHAREHOLDERS

         The Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Effective Time, clause (c) of Section 10.2 until the total of all Damages with respect to such matters exceeds $25,000, and then only for the amount by which such Damages exceed $25,000. However, the $25,000 limitation contained in the preceding sentence will not apply to any breach of any of the Shareholders' representations and warranties of which the Shareholders had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Shareholders of any covenant or obligation, and the Shareholders will be liable for all Damages (subject to the limitations contained in the next succeeding sentence) with respect to such breaches. At such time as the indemnification threshold described in the first sentence of this Section 10.5 is reached and at all times thereafter, or in the event of a claim for indemnification to which the second sentence of this Section 10.5 applies, each of the Shareholders shall be liable to the Indemnified Persons only for an amount equal to (i) the total amount of indemnification due pursuant to Section 10.2 multiplied by (ii) a fraction, the numerator of which is the number of Company Shares directly owned by such Shareholder in his individual capacity immediately prior to the Effective Time (provided, however, that Company Shares owned by the David L. McQuiddy, Jr. Irrevocable Charitable Remainder Trust shall be allocated to David L. McQuiddy, Jr. for purpose of this
Section 10.5) and the denominator of which is 33,923. Each of the Shareholders' total liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Effective Time, clause (c) of Section 10.2, shall be limited to the total consideration received by such Shareholder.

10.6 LIMITATIONS ON INDEMNIFICATION--BUYER

         The Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to such matters exceeds $25,000, and then only for the amount by which such Damages exceed $25,000. However, the $25,000 limitation contained in the preceding sentence will not apply to any breach of any of the Buyer's representations and warranties of which the Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Buyer of any covenant or obligation, and the Buyer will be liable for all Damages with respect to such breaches.

10.7 RIGHT OF SET-OFF

         Upon (i) agreement of the parties or (ii) a final determination of a court of competent jurisdiction that amounts are owned by David L. McQuiddy, Jr. to the Buyer, the Buyer may set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable under the Buyer Note. The exercise of such right of set-off by the Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Buyer Note or any instrument securing the Buyer Note. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to it.

10.8 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

         (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3, or of notice of the commencement of any Proceeding against it alleging facts which, if true would constitute a breach of any representation, warranty or covenant contained in this Agreement or which would otherwise trigger an indemnification obligation under this Section 10, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any reasonable fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend (at its own cost), compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) The Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Shareholders with respect to such a claim anywhere in the world.

10.10 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice as required in Section 11.4 within a reasonable period of time after discovery of the alleged claim to the party from whom indemnification is sought.

10.11 ACCOUNTS RECEIVABLE

         (a) The Shareholders' responsibilities with respect to the Company's accounts receivable are as described in Section 3.8 and this Section 10.11. On August 31, 1998 the aggregate amounts owed under the Buyer Note shall be reduced by the excess of the then outstanding account balances of all accounts receivable of the Company that existed as of the date of the Balance Sheet over the bad debt reserve as reflected in the financial statements of the Company as of the date of the Balance Sheet.

     (b) The Buyer shall cause ownership of all accounts receivable recorded on the Balance Sheet which remain uncollected on August 31, 1998 to be transferred to the David L. McQuiddy, Jr. For purposes of this Section, payments received after the Effective Time from obligors of the accounts receivable referred to in clause (a) above shall be applied first towards satisfaction of such accounts receivable unless designated otherwise by the account debtor.

11. GENERAL PROVISIONS

11.1 EXPENSES

     Except as otherwise expressly provided in this Agreement, the Company will bear the expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of the Shareholders' counsel and accountants, all of which shall be paid by the Company prior to Closing. In the event of termination of this Agreement, each party will be obligated to pay its own expenses subject to any rights of such party arising from a breach of this Agreement by another party.

11.2 PUBLIC ANNOUNCEMENTS

     Any public announcements or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued, if at all, at such time and in such manner as reasonably agreed to by the Buyer, the Company and the Shareholders. Unless consented to by the Buyer in advance or required by Legal Requirements, prior to the Closing the Shareholders shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company, the Shareholders and the Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the transactions contemplated by this Agreement, and the Buyer will have the right to be present for any such communication.

11.3 CONFIDENTIALITY

     Between the date of this Agreement and the Effective Time, the Buyer and the Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings, or (d) the furnishing of such information by the Buyer to lenders or other institutions providing financial accommodations to the Buyer.

     If the transactions contemplated by this Agreement are not consummated, the obligations set forth in the preceding paragraph will remain in full force and effect and each party will return or destroy as much of such written information as the other party may reasonably request.

11.4 NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt


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

requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     The Company       David L. McQuiddy, Jr.
     or Shareholders   5905 East Ashland Drive
                       Nashville, Tennessee 37215

                       David L. McQuiddy, III
                       711 Spence Lane
                       Nashville, Tennessee 37217

     with a copy to:   Dodson, Parker & Behm, P.C.
                       306 Gay Street, Suite 400
                       Nashville, Tennessee 37219-8066

     Attention:        Paul Parker

     Facsimile No.:    (615) 726-2241

     with a copy to:   Harwell Howard Hyne Gabbert & Manner
                       315 Deaderick Street, 18th Floor
                       Nashville, Tennessee 37238

     Attention:        Glenn Rose

     Facsimile No.:    (615) 251-1057

     Buyer:            Master Graphics, Inc.
                       2500 Lamar Avenue
                       Memphis, Tennessee 38114

     Attention:        John P. Miller

     Facsimile No.:    (901) 744-6012

     with a copy to:   Baker, Donelson, Bearman & Caldwell
                       165 Madison Avenue, Suite 2000
                       Memphis, Tennessee 38103
                       Attention: John A. Good

     Facsimile No.:    (901) 577-2303

11.5 JURISDICTION; SERVICE OF PROCESS

       Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Tennessee, County of Davidson, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Tennessee, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

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

11.6  FURTHER ASSURANCES

        The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7  WAIVER

        The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8  ENTIRE AGREEMENT AND MODIFICATION

        This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any Letter of Intent between the Buyer and the Shareholders) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.9  ASSIGNMENTS, SUCCESSORS, AND NO-THIRD-PARTY RIGHTS

        Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that the Buyer may assign any of its rights under this Agreement to any Subsidiary of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns. The Buyer acknowledges that certain individual are granted rights pursuant to the agreements attached hereto as Exhibits.

11.10 SEVERABILITY

        If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.11 SECTION HEADINGS, CONSTRUCTION

        The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.12 TIME OF ESSENCE

       With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.13 GOVERNING LAW

       This Agreement will be governed by the laws of the State of Tennessee without regard to conflicts of laws principles.

11.14 COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                          MASTER GRAPHICS, INC.

                                          By: /s/ Lance T. Fair
                                             -----------------------------------
                                          Title: Senior Vice President/CFO
                                                --------------------------------

                                          MASTER ACQUISITIONSUB, INC.

                                          By: /s/ Lance T. Fair
                                             -----------------------------------
                                          Title: Secretary
                                                --------------------------------

                                          MCQUIDDY PRINTING COMPANY

                                          By: /s/ David L. McQuiddy, III
                                             -----------------------------------
                                          Title: President
                                                --------------------------------

                                          /s/ David L. McQuiddy, Jr.
                                          --------------------------------------
                                          David L. McQuiddy, Jr.

                                          /s/ David L. McQuiddy, III
                                          --------------------------------------
                                          David L. McQuiddy, III